FORM 51-102F3
Material Change Report

Item 1	Name and Address of Company

Carmanah Technologies Corporation (the “Company”)
250 Bay Street
Victoria, BC
V9A3K5

Item 2	Date of Material Change

August 1, 2013

Item 3	News Release

A news release was issued and disseminated by the Company on June 19, 2013.

Item 4	Summary of Material Change

The Company announced the resignation of Bruce Cousins as Chief Executive Officer of the Company effective August 1, 2013.

Item 5	Full Description of Material Change

On June 19, 2013, the Company announced the pending resignation of Bruce Cousins as Chief Executive Officer. Mr. Cousins remained in his role as Chief Executive Officer until August 1, 2013, at which time John Simmons was appointed as Chief Executive Officer of the Company.

Item 5.2	Disclosure of Restructuring Transactions

Not applicable.

Item 6	Reliance on subsection 7.1(2) of National Instrument 51-102

Not applicable.

Item 7	Omitted Information

No significant facts remain confidential in, and no information has been omitted from, this report.

Item 8	Executive Officer

For further information, please contact:

Stuart Williams
Telephone Number: (250) 380-0052
Fax Number: (250) 380-0062
stuart.williams@carmanah.com

Item 9	Date of Report

October 8, 2013